Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our reports dated February 23, 2005, with respect to the consolidated financial statements of Hibernia Corporation, Hibernia Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hibernia Corporation, included in the 2004 Annual Report to Shareholders of Hibernia Corporation.

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No. 2-96194 (dated March 4, 1985), as amended by Form S-8 dated March 2, 1990 and Form S-8 dated

April 8, 1991

Form S-3 No. 33-26553 (dated February 21, 1989)

Form S-8 No. 2-81353 (dated February 23, 1989), as amended

Form S-8 No. 33-26871 (dated February 23, 1989)

Form S-3 No. 33-37701 (dated January 31, 1991)

Form S-3 No. 33-53108 (dated December 28, 1992)

Form S-3 No. 33-55844 (dated December 28, 1992)

Form S-8 No. 33-59743 (dated June 1, 1995)

Form S-8 No. 333-07761 (dated July 8, 1996), as amended by Form S-8 POS dated July 10, 1996

Form S-8 No. 333-36017 (dated September 19, 1997)

Form S-8 No. 333-56053 (dated June 4, 1998)

Form S-8 No. 333-83611 (dated July 23, 1999)

Form S-8 No. 333-65268 (dated July 17, 2001)

Form S-8 No. 333-65276 (dated July 17, 2001)

Form S-8 No. 333-85350 (dated April 2, 2002)

Form S-8 No. 333-102158 (dated December 23, 2002)

Form S-3 No. 333-102488 (dated January 13, 2003)

Form S-8 No. 333-105790 (dated June 3, 2003)

of our reports dated February 23, 2005, with respect to the consolidated financial statements of Hibernia Corporation, Hibernia Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hibernia Corporation, incorporated by reference in this Annual Report (Form 10-K) of Hibernia Corporation.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 3, 2005